EXHIBIT 10.2 - OPTIONAL CREDIT SUPPORT AGREEMENT

                        OPTIONAL CREDIT SUPPORT AGREEMENT

                               As of June 30, 2000


COMERICA BANK-TEXAS, as Agent
P. O. Box 650282
Dallas, Texas 75265-0282

      Re: Second Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2000 (the "Second Amendment"), by and among Comerica Bank-Texas, National Bank of Canada and Hibernia National Bank (collectively, "Lenders") and Industrial Holdings, Inc. ("Debtor")

Gentlemen:

To induce Lenders to enter into the above-described Second Amendment, to continue to advance funds under the Amended and Restated Credit Agreement dated as of June 17, 1999 (as amended, the "Agreement"), and in compliance with the provisions thereof, the undersigned Investor (herein so called) agrees with you, as agent for Lenders (the "Agent"), as follows:

      1. Subject to the provisions hereof, at any time a violation of Section
10.12 of the Agreement shall have occurred (Section 10.12 of the Agreement being hereinafter referred to as the "Financial Covenant") as determined by Agent, the Investor may, at its sole option, at any time and from time to time, within ten
(10) days after notice from Agent, make a secured, subordinated, convertible loan to Debtor in an amount necessary to bring the Financial Covenant into compliance. Notwithstanding the foregoing, the Investor may only make secured, subordinated, convertible loans to Debtor pursuant to this letter agreement in an aggregate principal amount of not more than $1,500,000.00 (the "Loan Cap"); provided, however, that Debtor and the Investor may agree, without the consent of Lenders, to increase the amount of the Loan Cap. All sums contributed by Investor to Debtor pursuant to this letter agreement shall be included as EBITDA for purposes of determining whether Debtor has complied with the Financial Covenant.

      2. The Debtor is executing this letter agreement to evidence its agreement with the provisions hereof. Debtor hereby agrees that should the Investor pursuant to the provisions hereof elect to make any subordinated loan to Debtor, Debtor shall immediately issue a subordinated convertible promissory note (which shall be subordinated pursuant to that certain Subordination Agreement dated of even date herewith between Debtor and Lenders), and associated warrants, all in accordance with the terms and provisions of that certain Reimbursement Agreement dated as of June 15, 2000 between Debtor and the Investor.

      3. The Investor hereby agrees that its undertaking under this letter agreement shall not be released, diminished, impaired, reduced or affected by any reason or event, including, without limitation, one or more of the following events: the taking or accepting of any other security for the Notes or the obligations of the Debtor under the Agreement or the release, surrender, exchange or subordination of any security now or hereafter securing the Notes or the Agreement; the release of any guarantor from liability in respect of the Notes or the Agreement; the lack of power or authority of Debtor, or the insolvency or bankruptcy of Debtor or any other party at any time liable for the payment of the Notes or any part thereof; any renewal, extension, modification, waiver and/or rearrangement of the Notes or the Agreement with or without the consent of the Investor, or any adjustment, indulgence, forbearance or compromise that may be given or granted by Agent to Debtor; any neglect, delay, omission, failure or refusal of Agent to take or prosecute any action for the collection of the Notes or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing the Notes; the unenforceability or the invalidity of the Notes or the Agreement; any payment under the Notes or the Agreement is held to

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constitute a preference under the bankruptcy laws or if for any other reason
Agent or any Lender is required to refund such payment or pay the amount thereof to someone else; the settlement or compromise of the Notes; or the failure of Agent to sell any collateral securing the Notes in a commercially reasonable manner or as otherwise required by law.

      4. The parties hereto acknowledge and agree that the performance of the terms and provisions of this letter agreement are conditioned upon the approval of the shareholders of Debtor. In connection therewith, Debtor agrees to use its best efforts to prepare and submit to its shareholders, as soon as reasonably practicable, proxy materials indicating that the letter agreement has been approved by the Board of Directors of Debtor and is being submitted to the shareholders for their approval.

      5. No amendment or waiver of any provision of this letter agreement nor consent to the departure of Investor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent. No failure on the part of Investor to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any other right.

      6. This letter agreement is for the benefit of Agent and Lenders and their respective successors and assigns. This letter agreement is binding upon the Investor and its successors and assigns.

      7. This letter agreement may be executed in multiple counterparts and by different parties hereto on different counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

      8. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

      9. This letter agreement shall be governed by and construed in accordance with the laws of the State of Texas.

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      Please note your agreement with the provisions hereof by execution of a counterpart of this letter in the space indicated below.

                                    Very truly yours,

                                    "INVESTOR"

                                    SJMB, L.P., a Delaware limited partnership

                                          By SJMB, L.L.C.
                                          a Delaware limited liability company
                                          its sole general partner


                                    By: ______________________________________
                                          James Harrison
                                          Vice President

                                    "DEBTOR"

                                    Industrial Holdings, Inc.
                                    a Texas corporation

                                    By: ______________________________________
                                          Michael N. Marsh
                                          President and Chief Executive Officer

ACCEPTED AND AGREED TO as of
the date first above mentioned:

AGENT:

Comerica Bank-Texas,
as Agent for the Lenders


By:____________________________
Name:__________________________
Title:___________________________

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